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                                    LEASE GUARANTY

    The undersigned, in order to induce Standefer Investment Company, a Tennessee Limited Partnership ("SIC") to enter into that certain Lease Agreement (herein so called) dated as of October ___, 1996, between SIC and Standefer Motor Sales, Inc., a Tennessee corporation d/b/a Standefer Nissan (the "Company"), a Tennessee corporation and a subsidiary of UAG Tennessee, Inc., a Delaware corporation that is wholly owned by the undersigned, hereby unconditionally and irrevocably guarantees the payment of any amounts required to be paid by the Company and the performance of all other obligations of the Company under the Lease Agreement.

    The undersigned hereby waives presentment, protest, notice of dishonor, extension of time of payment and notice of acceptance of this Guaranty and hereby consents to any and all forbearances and extensions of time of payment of the obligations guaranteed hereby and to any and all of the changes in the terms, covenants and conditions thereof hereafter made or guaranteed.

    No delay or omission by SIC in exercising any of its rights, remedies, powers and privileges hereunder and no course of dealing between SIC, on the one hand, and the Company, the undersigned or any other person, on the other hand, shall be deemed a waiver by SIC of any of its rights, remedies, powers and privileges, even if such delay or omission is continuous and repeated; nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof by SIC or the exercise of any other right, remedy, power or privilege by SIC. No notice or demand on the Company, the undersigned or any other person in any instance shall entitle the Company, the undersigned or any other person to any other or further notice or demand in similar or other circumstances or constitute a waiver of SIC's right to any other or further action in any circumstances without notice or demand.

    This Guaranty shall remain in full force and effect, and the undersigned shall continue to be liable for the payment of the obligations under the Lease Agreement in accordance with the terms of the Lease Agreement and this Guaranty, notwithstanding the commencement of any bankruptcy, reorganization or other debtor relief proceedings by or against the Company, and notwithstanding any modification, discharge or extension of the obligations under the Lease Agreement, any modification or amendment of the Lease Agreement, or any stay of the exercise by SIC of any of its rights and remedies against the Company with respect to any of the obligations under the Lease Agreement.

    Whenever possible, each provision of the Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Guaranty shall be prohibited by or be invalid under such law, such provisions shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.


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    This Guaranty shall inure to the benefit of SIC and its successors and assigns, and shall be binding upon the undersigned and its successors and assigns. This instrument constitutes the entire agreement as to the subject matter contemplated hereby.

    This instrument shall be governed by the laws of the State of Tennessee.

    WITNESS the undersigned's signature as of the _____ day of October, 1996.


                                       UNITED AUTO GROUP, INC.
                                       a Delaware Corporation



                                       By:/S/ George G. Lowrance
                                          -------------------------------------
                                       Its:   Vice President
                                          -------------------------------------


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